EXHIBIT 32(b)

        CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of the Capital Hill Gold, Inc. (“Company”) on Form 10-KSB for the period ending December 31, 2003 as filed with the Commission on the date hereof, I, Kent Carasquero, Secretary and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     This 10-KSB complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act; and

(2)     The financial information contained in this Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kent Carasquero

Kent Carasquero, Secretary and Chief Financial Officer

The signed original of this written statement required by section 906 has been provided to Capital Hill Gold, Inc. and will be retained by Capital Hill Gold, Inc. and furnished to the SEC upon request.